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                                                                  EXHIBIT 23.1
                      CONSENT OF INDEPENDENT AUDITORS

   We hereby consent to the inclusion in this Registration Statement on Form S-2 of our report dated May 16, 1997 on the financial statements of Motorcar Parts
& Accessories, Inc. as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997, and to the reference to us under the captions "Selected Financial Information" and "Experts" included in this Registration Statement.


/s/ Richard A. Eisner & Company, LLP

New York, New York
October 14, 1997